Exhibit 23.3

Rosenberg Rich

Baker Berman

& COMPANY

A PROFESSIONAL ASSOCIATION OF

CERTIFIED PUBLIC ACCOUNTS

390 Foothill Road × P.O. Box 6483 × Bridgewater, NJ 08807-0483

Phone:  908-231-1000 ×   FAX: 908-231-6894

Website:  www.rrbb.com  ×   E-Mail:  info@rrbb.com

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in the Amended No. 3 Registration Statement on Form S-1 of our report dated April 28, 2008, relating to the consolidated financial statements of Identica Holdings Corporation and Subsidiaries.

/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

May 12, 2008